Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000 www.gbrx.com

For release: January 6, 2017, 6:00 a.m. EST	Contact:	Lorie Tekorius Justin Roberts 503-684-7000

Greenbrier Reports First Quarter Results

~ Posts EPS of $0.79 ~

~ Announces orders of 2,400 railcars valued at over $230 million ~

~ Reaffirms FY 2017 guidance ~

Lake Oswego, Oregon, January 6, 2017 – The Greenbrier Companies Inc., (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2016.

First Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $25.0 million, or $0.79 per diluted share, on revenue of $552.3 million.

•	Adjusted EBITDA for the quarter was $85.7 million, or 15.5% of revenue.

•	Cash provided by operating activities totaled $29.0 million for the quarter.

•	Diversified orders for 2,400 new railcars were received during this quarter, valued at over $230 million, or an average price of approximately $98,000 per railcar.

•	New railcar backlog as of November 30, 2016 was 25,800 units with an estimated value of $2.97 billion (average unit sale price of $115,000). Included in backlog are 3,800 covered hopper railcars for use in energy related sand transportation, of which 2,500 units, scheduled for production in 2018, are for a customer who is negotiating with us to modify the order.

•	New railcar deliveries totaled 4,000 units for the quarter, compared to 4,600 units for the quarter ended August 31, 2016.

•	Marine backlog as of November 30, 2016 was approximately $103 million.

•	Board declares a quarterly dividend of $0.21 per share, payable on February 16, 2017 to shareholders as of January 26, 2017.

•	Greenbrier is negotiating to exercise its option to increase its equity position in Brazilian railcar manufacturing joint venture, Greenbrier-Maxion, to 60%.

William A. Furman, Chairman and CEO, said, “Greenbrier’s fiscal 2017 is off to a strong start with solid financial performance delivered during a demanding first quarter. We had healthy manufacturing margins on lower deliveries, a testament to the strength of our manufacturing and leasing operations. We continue to execute on our strategy of focusing on our core North American operations while pursuing targeted investments in international markets.”

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 2

Furman continued, “Brazil’s economic, business and political conditions have improved and forecasts indicate continued GDP improvement in 2017. Greenbrier’s operations in Brazil and our relationship with our partners continue to grow. For the quarter ended November 30, 2016, our Brazilian railcar manufacturing joint venture Greenbrier-Maxion received orders and awards for over 2,000 railcars, which are not included in Greenbrier’s reported orders. We have accelerated discussions to increase our interest in the Brazil operations with an incremental investment of nearly $24 million, which will be used to pay down high cost debt. Our facilities in Brazil include the largest railcar assembly plant in South America along with a castings facility. The need for high quality transportation equipment is poised to grow based in part on railcar fleet demographics with a high percentage of the fleet being older or obsolete.”

Furman added, “As we pursue investments in growth opportunities, our solid financial returns in our core business in North America and internationally along with our strong balance sheet remain critical. These provide us the flexibility to compete effectively today while continuing to invest domestically and internationally for tomorrow. In addition, changes in the global trade environment will require robust risk management.”

Furman concluded, “Based on our first quarter results, regular communications with customers and current production schedules in North America, we are reaffirming our guidance for the year. We will continue to seek opportunities to diversify by accessing new global markets, while streamlining our cost structures to maximize profitability in North America.”

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2017, Greenbrier believes:

•	Deliveries will be approximately 14,000 – 16,000 units

•	Revenue will be $2.0 – $2.4 billion

•	Diluted EPS will be in the range of $3.25 to $3.75

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 3

Financial Summary

	Q1 FY17	Q4 FY16	Sequential Comparison – Main Drivers

Revenue	$552.3M	$595.2M	Down 7.2% primarily due to fewer deliveries

Gross margin	20.4%	20.1%	Up 30 bps due to product mix shifts

Selling and administrative expense	$41.2M	$40.6M	Up 1.5% due to employee related costs including long-term incentive compensation and increased legal and consulting costs

Gain on disposition of equipment	$1.1M	$4.5M	Decrease reflects more normalized levels; Q4 included insurance recovery proceeds from 2015 fire losses

Adjusted EBITDA	$85.7M	$104.4M	Lower revenue and operating margin

Effective tax rate	28.7%	24.1%	Reflects a change in the geographic mix of earnings

Loss from unconsolidated affiliates	($2.6M)	($0.8M)	Challenging after-markets operating environment in North America and high debt costs in Brazil

Net earnings attributable to noncontrolling interest	$23.0M	$26.8M	Change driven primarily by timing of deliveries from our GIMSA JV

Net earnings attributable to Greenbrier	$25.0M	$33.6M

Diluted EPS	$0.79	$1.06

Segment Summary

	Q1 FY17	Q4 FY16	Sequential Comparison – Main Drivers

Manufacturing

Revenue	$454.0M	$484.6M	Reflects fewer deliveries as production rates have slowed offset somewhat by marine activity

Gross margin	21.5%	21.0%	Up 50 bps primarily due to product mix shifts

Operating margin (1)	18.4%	18.5%

Deliveries	4,000	4,600

Wheels & Parts

Revenue	$69.6M	$74.8M	Down 7.0% primarily attributable to product mix shifts

Gross margin	6.7%	7.0%	Down 30 bps reflecting continued challenging operating environment

Operating margin (1)	4.2%	5.7%

Leasing & Services

Revenue	$28.6M	$35.8M	Return to more normalized revenue levels

Gross margin	37.1%	35.5%	Up 160 bps due to higher margins on externally sourced railcar syndications

Operating margin (1) (2)	25.8%	25.3%

Lease fleet utilization	94.2%	91.0%
(1)	See supplemental segment information on page 10 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2017 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 6, 2017

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to the freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe, we build freight railcars and rail castings in Brazil through a strategic partnership, and build and market marine barges in North America. Through our European manufacturing operations, we recently began delivery of US-designed tank cars in Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination will be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a provider of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,500 railcars and performs management services for over 265,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to adjust manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, changes in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 5

our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2016	August 31, 2016	May 31, 2016	February 29, 2016	November 30, 2015
Assets
Cash and cash equivalents	$233,790	$222,679	$214,440	$283,541	$197,633
Restricted cash	8,642	24,279	8,669	8,877	9,818
Accounts receivable, net	237,037	232,517	213,510	228,072	237,213
Inventories	402,064	365,805	458,068	421,243	444,023
Leased railcars for syndication	102,686	144,932	136,812	179,975	238,911
Equipment on operating leases, net	305,586	306,266	232,791	235,171	252,641
Property, plant and equipment, net	327,170	329,990	318,010	310,019	307,196
Investment in unconsolidated affiliates	93,330	98,682	89,297	86,850	86,658
Intangibles and other assets, net	63,780	67,359	68,648	70,709	73,333
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,817,350	$1,835,774	$1,783,510	$1,867,722	$1,890,691

Liabilities and Equity
Revolving notes	$—	$—	$—	$75,000	$163,888
Accounts payable and accrued liabilities	345,776	369,754	370,652	401,010	384,670
Deferred income taxes	54,123	51,619	50,390	55,204	63,483
Deferred revenue	85,358	95,721	68,158	84,362	42,351
Notes payable, net	300,331	301,853	304,434	319,952	321,844
Total equity—Greenbrier	880,725	874,311	840,086	800,940	771,945
Noncontrolling interest	151,037	142,516	149,790	131,254	142,510

Total equity	1,031,762	1,016,827	989,876	932,194	914,455

	$1,817,350	$1,835,774	$1,783,510	$1,867,722	$1,890,691

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2016	2015
Revenue
Manufacturing	$454,033	$698,661
Wheels & Parts	69,635	78,729
Leasing & Services	28,646	24,999

	552,314	802,389
Cost of revenue
Manufacturing	356,555	533,033
Wheels & Parts	64,978	73,002
Leasing & Services	18,030	11,589

	439,563	617,624
Margin	112,751	184,765
Selling and administrative	41,213	36,549
Net gain on disposition of equipment	(1,122)	(269)

Earnings from operations	72,660	148,485
Other costs
Interest and foreign exchange	1,724	5,436

Earnings before income tax and earnings (loss) from unconsolidated affiliates	70,936	143,049
Income tax expense	(20,386)	(44,719)

Earnings before earnings (loss) from unconsolidated affiliates	50,550	98,330
Earnings (loss) from unconsolidated affiliates	(2,584)	383

Net earnings	47,966	98,713
Net earnings attributable to noncontrolling interest	(23,004)	(29,280)

Net earnings attributable to Greenbrier	$24,962	$69,433

Basic earnings per common share:	$0.86	$2.36
Diluted earnings per common share:	$0.79	$2.15
Weighted average common shares:
Basic	29,097	29,391
Diluted	32,412	32,578
Dividends declared per common share	$0.21	$0.20

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$47,966	$98,713
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	2,756	3,019
Depreciation and amortization	15,595	12,974
Net gain on disposition of equipment	(1,122)	(269)
Stock based compensation expense	5,343	5,301
Noncontrolling interest adjustments	(3,781)	262
Other	229	637
Decrease (increase) in assets:
Accounts receivable, net	(5,256)	(40,889)
Inventories	(39,108)	(274)
Leased railcars for syndication	34,295	(61,059)
Other	8,893	(3,578)
Decrease in liabilities:
Accounts payable and accrued liabilities	(25,693)	(77,605)
Deferred revenue	(11,111)	(723)

Net cash provided by (used in) operating activities	29,006	(63,491)

Cash flows from investing activities:
Proceeds from sales of assets	9,189	41,353
Capital expenditures	(12,584)	(15,595)
Decrease (increase) in restricted cash	15,637	(949)
Cash distribution from unconsolidated affiliates	550	616
Investment in and advances to unconsolidated affiliates	(550)	(1,866)

Net cash provided by investing activities	12,242	23,559

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	—	113,000
Repayments of notes payable	(1,750)	(1,761)
Debt issuance costs	—	(4,493)
Cash distribution to joint venture partner	(11,185)	(17,654)
Repurchase of stock	—	(20,203)
Dividends	(6,147)	(105)
Excess tax benefit (deficiency) from restricted stock awards	(2,464)	2,827
Other	—	(6)

Net cash provided by (used in) financing activities	(21,546)	71,605

Effect of exchange rate changes	(8,591)	(6,970)
Increase in cash and cash equivalents	11,111	24,703
Cash and cash equivalents
Beginning of period	222,679	172,930

End of period	$233,790	$197,633

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$698,661	$454,531	$458,494	$484,645	$2,096,331
Wheels & Parts	78,729	90,458	78,417	74,791	322,395
Leasing & Services	24,999	124,090	75,955	35,754	260,798

	802,389	669,079	612,866	595,190	2,679,524
Cost of revenue
Manufacturing	533,033	361,827	352,775	382,919	1,630,554
Wheels & Parts	73,002	81,388	69,818	69,543	293,751
Leasing & Services	11,589	105,973	63,175	23,045	203,782

	617,624	549,188	485,768	475,507	2,128,087
Margin	184,765	119,891	127,098	119,683	551,437
Selling and administrative expense	36,549	38,244	43,280	40,608	158,681
Net gain on disposition of equipment	(269)	(10,746)	(311)	(4,470)	(15,796)

Earnings from operations	148,485	92,393	84,129	83,545	408,552
Other costs
Interest and foreign exchange	5,436	1,417	3,712	2,937	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	143,049	90,976	80,417	80,608	395,050
Income tax expense	(44,719)	(25,734)	(22,449)	(19,420)	(112,322)
Earnings before earnings (loss) from unconsolidated affiliates	98,330	65,242	57,968	61,188	282,728
Earnings (loss) from unconsolidated affiliates	383	974	1,564	(825)	2,096

Net earnings	98,713	66,216	59,532	60,363	284,824
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(26,803)	(101,611)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$33,560	$183,213

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$1.15	$6.28
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$1.06	$5.73

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2016:

	Revenue			Earnings (loss) from operations
(In thousands)	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$454,033	$—	$454,033	$83,341	$—	$83,341
Wheels & Parts	69,635	7,201	76,836	2,894	612	3,506
Leasing & Services	28,646	5,334	33,980	7,390	5,250	12,640
Eliminations	—	(12,535)	(12,535)	—	(5,862)	(5,862)
Corporate	—	—	—	(20,965)	—	(20,965)

	$552,314	$—	$552,314	$72,660	$—	$72,660

Three months ended August 31, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$484,645	$83,563	$568,208	$89,879	$23,358	$113,237
Wheels & Parts	74,791	8,362	83,153	4,228	447	4,675
Leasing & Services	35,754	2,657	38,411	9,055	2,657	11,712
Eliminations	—	(94,582)	(94,582)	—	(26,462)	(26,462)
Corporate	—	—	—	(19,617)	—	(19,617)

	$595,190	$—	$595,190	$83,545	$—	$83,545

	Total assets
(In thousands)	November 30, 2016	August 31, 2016
Manufacturing	$729,361	$701,296
Wheels & Parts	279,971	275,599
Leasing & Services	471,957	516,147
Unallocated	336,061	342,732

	$1,817,350	$1,835,774

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	November 30, 2016	August 31, 2016
Revenue	$70,300	$84,100
Loss from operations	$(4,600)	$(500)
Total assets	$238,300	$247,600

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30, 2016	August 31, 2016
Net earnings	$47,966	$60,363
Interest and foreign exchange	1,724	2,937
Income tax expense	20,386	19,420
Depreciation and amortization	15,595	21,664

Adjusted EBITDA	$85,671	$104,384

Three Months Ended November 30, 2016
Backlog Activity (units)
Beginning backlog	27,500
Orders received	2,400
Production held as Leased railcars for syndication	(600)
Production sold directly to third parties	(3,500)

Ending backlog	25,800

Delivery Information (units)
Production sold directly to third parties	3,500
Sales of Leased railcars for syndication	500

Total deliveries	4,000

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Greenbrier Reports First Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	November 30, 2016	August 31, 2016
Weighted average basic common shares outstanding (1)	29,097	29,079
Dilutive effect of convertible notes (2)	3,258	3,250
Dilutive effect of performance awards (3)	57	118

Weighted average diluted common shares outstanding	32,412	32,447

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes was included as they were considered dilutive under the “if converted” method as further discussed below.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	November 30, 2016	August 31, 2016
Net earnings attributable to Greenbrier	$24,962	$33,560
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$25,695	$34,293

Weighted average diluted common shares outstanding	32,412	32,447
Diluted earnings per share	$0.79	$1.06

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